EXHIBIT 5.01

August 3, 2004

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-1331

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by VeriSign, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 3, 2004 in connection with the registration under the Securities Act of 1933, as amended, of a total of 7,259,278 shares of the Company’s Common Stock (the “Stock”), of which 4,839,585 shares are subject to issuance by the Company upon the exercise of options to be granted under the Company’s 2001 Stock Incentive Plan (the “Stock Incentive Plan”) and 2,419,793 shares are subject to issuance by the Company upon the exercise of purchase rights to be granted under the Company’s 1998 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”, each a “Plan” and collectively, the “Plans”). In rendering this opinion, we have examined the following:

(1)	the Company’s Third Amended and Restated Certificate of Incorporation as amended through June 8, 2000 and, certified by the Delaware Secretary of State on November 20, 2003;

(2)	the Company’s Amended and Restated Bylaws, effective December 18, 2002;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Stock Incentive Plan and the Employee Stock Purchase Plan and related forms of enrollment form, subscription agreements, notices of withdrawal and notices of suspension;

(4)	the Prospectuses prepared in connection with the Registration Statement;

(5)	the following registration statements on Form S-8 (File No. 333-69818 filed by the Company with the Commission on September 21, 2001 and File No. 333-45237, filed by the Company with the Commission on January 30, 1998), together with the exhibits filed as a part thereof or incorporated therein by reference;

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August 3, 2004

(6)	the minutes of meetings and actions by written consent of the Company’s stockholders and Board of Directors that are contained in the Company’s minute books that are in the Company’s possession approving the increase in the number of shares under each of the respective Plans;

(7)	the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of option holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and veryifying the number of such issued and outstanding securities); and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including, but not limited to, those set forth in the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 7,259,278 shares of Stock that may be issued and sold by the Company upon the exercise of options and purchase rights granted or to be granted under the Plans when issued, sold and delivered in accordance with the terms of the respective Plan and the stock option and purchase agreements entered into or to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectuses, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such

VeriSign, Inc.

August 3, 2004

occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

FENWICK & WEST LLP

/s/ Jeffrey R. Vetter
Jeffrey R. Vetter

JRV/ct